Exhibit 4.1

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●]1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A U.S. PERSON OR A PERSON IN THE UNITED STATES UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, IS PROVIDED TO SUCH EFFECT. THE TERMS “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTION ON STOCK EXCHANGES IN CANADA.

THIS WARRANT CERTIFICATE, AND THE RIGHT TO PURCHASE COMMON SHARES EVIDENCED HEREBY, WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE
5:00 P.M. (VANCOUVER TIME) ON [●]2.

WARRANT CERTIFICATE
ENGENE HOLDINGS INC.
a corporation existing under the laws of British Columbia
(the “Corporation”)
[●]3

No. [●] Warrant to Purchase Up to [●] Common Shares

THIS WARRANT CERTIFICATE (this “Warrant” or this “Warrant Certificate”) CERTIFIES that, for value received, the receipt and sufficiency of which is hereby acknowledged, [●]4 of [●]5, or his, her or its permitted assignee (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth below, including without limitation any adjustment to the subscription rights provided for hereunder in accordance with Section 8, to subscribe for and purchase from the Corporation up to [●] fully paid and non-assessable common shares in the capital of the Corporation (“Common Shares”), by surrendering to the Corporation’s legal counsel, Blake, Cassels & Graydon, LLP, at Suite 3500, The Stack, 1133 Melville St, Vancouver, BC V6E 4E5, Attention: Kyle Misewich with an email copy to the Corporation at acheung@engene.com, this Warrant Certificate, together with the attached Subscription Form (as hereinafter defined), duly completed and executed, and, in the case of a cash exercise pursuant to

1 Insert the date that is four months and one day after the issue date.

2 Insert the date that is seven years from the issue date.

3 Insert the issue date.

4 Insert name of Warrant holder.

5 Insert address of Warrant holder.

Section 4(a), a certified cheque, bank draft, money order or wire transfer in the lawful money of the United States of America payable to or to the order of the Corporation for an amount equal to the Exercise Price (as hereinafter defined) multiplied by the number of Common Shares then being purchased. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement (as defined below).

1.
Definitions. In this Warrant Certificate, including the preamble, the following terms shall have the following meanings, respectively:

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the City of Vancouver, British Columbia;

“Common Shares” has the meaning ascribed thereto in the introductory paragraph hereto;

“Capital Reorganization” means: (i) any reclassification or redesignation of the Common Shares at any time outstanding into or for other shares or securities or other property or assets (including cash or any combination thereof); (ii) any change, exchange or conversion of the Common Shares at any time outstanding into other shares or securities or other property or assets (including cash or any combination thereof); (iii) any sale of a majority of the Common Shares at any time outstanding by the holders thereof to a third party; (iv) any consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in a cancellation, reclassification or redesignation of the outstanding Common Shares or a change, exchange or conversion of the Common Shares into other shares or securities or other property or assets (including cash or any combination thereof) or (v) a sale, transfer or other disposition of all or substantially all of the Corporation’s undertaking and assets, directly or indirectly, to another corporation or other entity in which the holders of the Common Shares are entitled to receive shares, other securities or other property or assets (including cash or any combination thereof) and, for the avoidance of doubt, shall not include a Share Reorganization;

“Convertible Securities” means securities of the Corporation or of any other issuer convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares;

“Corporation” means enGene Holdings Inc. a corporation existing under the laws of British Columbia;

“DTC” means The Depository Trust Company or any successor depository through which trades in the Common Shares are settled at such time;

“Exercise Price” has the meaning ascribed thereto in Section 2;

“Expiry Date” has the meaning ascribed thereto in Section 2;

“Holder” has the meaning ascribed thereto in the introductory paragraph hereto;

“Loan Agreement” means the Amended and Restated Loan and Security Agreement among the Corporation, enGene Inc., enGene USA, Inc., Hercules Capital, Inc. and the additional parties thereto, dated as of December 22, 2023 (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of December 18, 2024, and as amended by that Second Amendment to Amended and Restated Loan and Security Agreement, dated as of

January 20, 2026 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time);

“Market Open” means the time of day at which normal trading hours commence on the Principal Securities Exchange on which the Common Shares are then listed or quoted;

“Market Price” at any date means:

(i)
the Volume Weighted Average Trading Price per Common Share for the three consecutive Trading Days ending on the Trading Day immediately before such date; or
(ii)
if the Common Shares are not listed or quoted on a recognized stock exchange in Canada or in the United States during all or part of such period during which the Market Price thereof would otherwise be determined, the arithmetic average of the quotes of two independent securities dealers chosen by the board of directors of the Corporation (and acceptable to the Holder, acting reasonably) for determining the fair market value of a Common Share at such date;

“Parties” means the Holder and the Corporation and each individually, a “Party”;

“Principal Securities Exchange” means, in respect of the Common Shares, the recognized stock exchange in Canada or in the United States upon which the Common Shares are listed or quoted during the applicable period or at the applicable time and, if the Common Shares are listed or quoted on more than one such exchange during the applicable period or at the applicable time, the exchange upon which the average daily trading volume for the Common Shares is highest during the applicable period or, where determined at a point in time, on the Trading Day immediately preceding that applicable time;

“recognized stock exchange” means any of the Toronto Stock Exchange, the TSX Venture Exchange, the New York Stock Exchange, the Nasdaq Stock Market, LLC and any other “recognized stock exchange” within the meaning of the Income Tax Act (Canada);

“Rights Offering” has the meaning set forth in Section 8(d);

“Share Reorganization” has the meaning ascribed thereto in Section 8(b);

“Special Distribution” has the meaning set forth in Section 8(e);

“Subscription Form” means the form of subscription annexed hereto as Schedule A;

“Trading Day” means, with respect to the Principal Securities Exchange, any day on which such exchange or market is open for trading or quotation;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Person” means a “U.S. person” as such term is defined in Regulation S promulgated under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Volume Weighted Average Trading Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Securities Exchange during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Securities Exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Securities Exchange publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Volume Weighted Average Trading Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Volume Weighted Average Trading Price of such security on such date shall be the fair market value as mutually determined by the Corporation and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

2.
Exercise Price. This Warrant entitles the Holder to subscribe for and purchase up to [●] Common Shares at a price per Common Share of US$[9.18], subject to adjustment in accordance with the provisions of Section 8 (the “Exercise Price”) at any time prior to 5:00 pm (Vancouver time) on [●], provided that, if such date is not a Business Day, the Expiry Date will be the next succeeding Business Day (the “Expiry Date”).
3.
Expiration of Warrant. All rights under this Warrant Certificate which have not been exercised shall cease and this Warrant Certificate shall be wholly void and of no valid or binding effect at 5:00 pm (Vancouver time) on the Expiry Date.
4.
Exercise of Warrant.
(a)
Cash Exercise. This Warrant may be exercised, in whole or in part, by the surrender of this Warrant Certificate, with the attached Subscription Form, duly executed, to Corporation’s legal counsel, Blake, Cassels & Graydon, LLP, at Suite 3500, The Stack, 1133 Melville St, Vancouver, BC V6E 4E5, Attention: Kyle Misewich (or such other location as designated by the Corporation) and payment to the Corporation, by certified cheque, bank draft, money order or wire transfer, of the aggregate Exercise Price for the number of Common Shares in respect of which this Warrant is being exercised. The Corporation agrees that any Common Shares subscribed for and purchased by exercise of all or any of this Warrant shall be and be deemed to be issued to the Holder or other persons identified in the Subscription Form in whose name Common Shares are to be issued and delivered upon the exercise of a Warrant (the Holder or such other persons, each a “Designated Person”) as the registered owner of such Common Shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid, irrespective of the actual date of delivery of the Common Shares. Where the Holder has delivered a completed Subscription Form to the Corporation and if the Holder has specified in its Subscription Form that Common Shares are to be issued through DTC, then, not later than the Market Open on the fourth Trading Day following the Corporation receiving such Subscription Form or such later time and date as may be specified by the Holder in writing in, or concurrently with (including in or as an attachment to the email) its delivery of, such Subscription Form, and in accordance with the instructions of the Holder set out in the Subscription Form, the Corporation shall, or shall cause the registrar and transfer agent for the Common Shares (the "Transfer Agent") to, issue and deliver the number of Common Shares to which the Holder is entitled upon the exercise of this Warrant specified in such Subscription Form to the Designated Persons through DTC as specified in such Subscription Form. The Corporation shall pay any and all expenses which may be payable by it with respect to the issuance and delivery of Common Shares upon exercise of this Warrant. If the Holder has not specified that the Common Shares are to be issued through DTC, the Holder shall be deemed to have requested that the Common Shares be issued through a direct registration system (DRS) advice (a “DRS Advice”), unless the Holder specifically requests a share certificate. The Corporation shall cause the Transfer Agent to issue and send via email a DRS Advice to the Designated Persons at the email addresses specified in the Subscription Form as soon as commercially practicable following receipt of a completed Subscription Form (and, in any event, not more than three (3) Business Days thereafter).
(b)
Net Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner specified in Section 4(a) above, and if the Market Price is then greater than the Exercise Price, the Holder may elect to surrender to the Company Common Shares having an aggregate value equal to the aggregate Exercise Price. If the Holder makes such election, the Corporation shall cause the Transfer Agent to issue to the Designated Persons such number of fully paid and non-assessable Common Shares determined by the following formula:

Y (A-B)

X = ———————

A

Where:

X = the number of the Common Shares to be issued to the Designated Persons pursuant to this Section 4(b).

Y = the number of the Common Shares elected by the Holder to be exercised pursuant to this Section 4(b).

A = the Market Price.

B = the Exercise Price (as adjusted to the date of such calculation, if applicable).

(c)
Unexercised Warrant. In the event that only a portion of this Warrant is exercised pursuant to Sections 5(a) and 5(b), the Corporation shall, upon the surrender of this Warrant Certificate in accordance with Sections 5(a) and 5(b), issue a replacement warrant certificate of like tenor representing the right to subscribe for the remaining number of Common Shares which the Holder is entitled to subscribe for.
5.
Representations, Warranties and Covenants of the Corporation.
(a)
The Corporation represents, covenants and agrees that all Common Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances, other than restrictions on transfer arising under applicable securities laws.
(b)
The Corporation further covenants and agrees that, during the period within which this Warrant may be exercised, the Corporation will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of this Warrant. As long as all or any portion of this Warrant remains outstanding:
(i)
The Corporation shall not take any action which would reasonably be expected to result in the delisting or suspension of the Common Shares (other than temporary trading halts pending news or similar occurrences) on or from any securities exchange, market or trading or quotation facility on which the Corporation has now or then listed the Common Shares, including the Nasdaq Stock Market, and the Corporation shall comply in all material respects with the rules and regulations thereof, provided that this covenant shall not apply to any merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding Common Shares.
(ii)
The Corporation shall use its commercially reasonable efforts to maintain its status as a “reporting issuer” not in default of the requirements of applicable Canadian securities laws, provided that the covenant to remain a “reporting issuer” shall not apply to any merger, amalgamation, arrangement, take-over bid, going private transaction or other similar transaction involving the purchase or sale of all of the outstanding Common Shares.
(iii)
The Corporation shall use commercially reasonable efforts to ensure that the Common Shares issuable from time to time upon the exercise of this Warrant are listed and posted for trading on the Principal Securities Exchange upon which the Common Shares are then listed or quoted, simultaneously with or as soon as practicable following their issue.
6.
Not a Shareholder. Without limiting any provision of this Warrant, the Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a shareholder of the Corporation with respect to the Common Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Common Shares issued on such exercise.
7.
No Fractional Shares. Notwithstanding any adjustment provided for in Section 8 herein, the Corporation shall not be required to issue any fractional shares in the capital of the Corporation in connection with any exercise of this Warrant. If any fractional interest in a Common Share would be deliverable upon the exercise of this Warrant, the Corporation shall, in lieu of delivering any certificate for such fractional interest, round such fractional interest down to the nearest whole Common Share.
8.
Adjustment of Subscription Rights.
(a)
Capital Reorganization. If at any time while all or any portion of this Warrant remains outstanding there shall be a Capital Reorganization and the Holder exercises all or any portion of this Warrant after the effective date of such Capital Reorganization, the Holder shall be entitled to receive, in lieu of the number of Common Shares to which it was theretofore entitled to receive upon such exercise, the kind and amount of shares, other securities or other property or assets (including cash or any combination thereof) which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to receive upon exercise of this Warrant pursuant to Section 4(a), and if necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may be reasonably possible, with respect to any shares, other securities or other property or assets (including cash or any combination thereof) to which the Holder is entitled on the exercise of this Warrant. Without limiting the foregoing, in connection with a Capital Reorganization, the Corporation shall cause the successor or surviving entity to assume this Warrant and the obligations of the Corporation hereunder on the closing thereof.
(b)
Share Reorganization. If at any time while all or any portion of this Warrant remains outstanding the Corporation shall (i) subdivide or redivide the Common Shares then outstanding into a greater number of Common Shares or (ii) reduce, combine or consolidate the Common Shares then outstanding into a lesser number of Common Shares (each such event, a “Share Reorganization”), then:
(i)
the Exercise Price will be adjusted on the effective date of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of Common Shares outstanding immediately before giving effect to the Share Reorganization and (B) the denominator of which is the number of Common Shares outstanding immediately after giving effect to the Share Reorganization; and
(ii)
concurrent with each adjustment of the Exercise Price in accordance with subparagraph 11(b)(i), the number of Common Shares the Holder shall be entitled to acquire on any exercise of this Warrant shall be adjusted to that number of Common Shares obtained by multiplying the number of Common Shares the Holder was entitled to acquire upon the exercise of this Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is the Exercise Price resulting from such adjustment.
(c)
Dividend or Distributions Payable in Common Shares. If at any time while all or any portion of this Warrant remains outstanding the Corporation shall pay a dividend or otherwise make a distribution on the Common Shares or any other securities of the Corporation payable in Common Shares or Convertible Securities, then:
(i)
the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such date by a fraction (A) the numerator of which is the number of Common Shares outstanding immediately before giving effect to such dividend or distribution and (B) the denominator of which is the number of Common Shares outstanding immediately after giving effect to such dividend or distribution, including, in the case where Convertible Securities are distributed, the number of Common Shares that would be outstanding if such Convertible Securities were exchanged for or converted into Common Shares; and
(ii)
concurrent with each adjustment of the Exercise Price in accordance with subparagraph 11(c)(i), the number of Common Shares the Holder shall be entitled to acquire on any exercise of this Warrant shall be adjusted to that number of Common Shares obtained by multiplying the number of Common Shares the Holder was entitled to acquire upon the exercise of this Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is the Exercise Price resulting from such adjustment.

Any adjustment made pursuant to this Section 8(c) shall be made on the payment date for the applicable dividend or distribution; provided, however, that such adjustment shall be retroactive to the record date for such dividend or distribution.

(d)
Rights Offerings. If at any time while all or any portion of this Warrant remains outstanding the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share (or at a conversion price per share) of less than 95% of the Market Price on such record date (any of such issuance being referred to as a “Rights Offering” and the Common Shares that may be acquired under the Rights Offering, or upon exchange or conversion of Convertible Securities acquired under the Rights Offering, being referred to as the “Offered Shares”), the Exercise Price shall be adjusted, effective immediately after such record date, by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the sum of:

(A) the total number of Common Shares outstanding as of the record date for the Rights Offering; and

(B) a number equal to the quotient obtained by dividing the aggregate price of the Offered Shares (consisting of the product of either (1) the number of Offered Shares and the subscription or purchase price for each Offered Share or (2) the maximum number of Offered Shares for or into which Convertible Securities may be exchanged or converted and the conversion price for each Offered Share) by the Market Price of the Common Shares on the record date; and

(ii) the denominator of which shall be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Common Shares of all Convertible Securities issued upon exercise of such rights, options or warrants, if any).

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 8(d) as a result of the Corporation fixing a record date for a Rights Offering, the Exercise Price shall be readjusted based on the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. If at any time while all or any portion of this Warrant remains outstanding, any adjustment in the Exercise Price shall occur as a result of the operation of Section 8(d)(i), the number of Common Shares the Holder shall be entitled to acquire on any exercise of this Warrant shall be adjusted to that number of Common Shares obtained by multiplying the number of Common Shares the Holder was entitled to acquire upon the exercise of this Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is the Exercise Price resulting from such adjustment, subject to readjustment upon the operation of, and in accordance with, the provisions of Section 8(d).

(e)
Special Distributions. If at any time while all or any portion of this Warrant remains outstanding the Corporation issues or distributes to all or substantially all the holders of its outstanding Common Shares:
(i)
shares of the Corporation of any class other than Common Shares;
(ii)
rights, options or warrants (excluding rights, options or warrants subject to Section 8(d));
(iii)
evidences of indebtedness; or
(iv)
any other cash, securities or other property or assets;

and such issuance or distribution does not result in an adjustment pursuant to Section 8(b) or Section 8(c) (any such event being referred to as a “Special Distribution”), the Exercise Price shall be adjusted, effective immediately after the record date on which the holders of Common Shares are determined for purposes of the Special Distribution, by multiplying the Exercise Price in effect on the record date by a fraction:

(A) the numerator of which shall be the difference between: (1) the product of the number of Common Shares outstanding on the record date and the Market Price on such record date, and (2) the aggregate fair market value, as determined by the board of directors of the Corporation acting reasonably and in good faith (whose determination shall be conclusive absent manifest error) of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and

(B) the denominator of which shall be the product of the number of Common Shares outstanding on the record date and the Market Price on such record date.

To the extent that any adjustment in the Exercise Price occurs pursuant to Section 8(e) as a result of the Corporation fixing a record date for a Special Distribution, the Exercise Price shall be readjusted based on the shares, rights, options, warrants, evidences of indebtedness or other assets actually distributed or the number of Common Shares or Convertible Securities actually delivered upon the exercise of rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date.

If at any time while all or any portion of this Warrant remains outstanding, any adjustment in the Exercise Price shall occur as a result of the operation of Section 8(e)(i), the number of Common Shares the Holder shall be entitled to acquire on any exercise of this Warrant shall be adjusted to that number of Common Shares obtained by multiplying the number of Common Shares the Holder was entitled to acquire upon the exercise of this Warrant immediately prior to such adjustment by a fraction (A) the numerator of which is the

Exercise Price in effect immediately prior to such adjustment and (B) the denominator of which is the Exercise Price resulting from such adjustment, subject to readjustment upon the operation of, and in accordance with, the provisions of Section 8(e).

(f)
Rules Regarding Adjustment of Subscription Rights.
(i)
Any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of this Section 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation.
(ii)
No adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this subparagraph 11(d)(ii) would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment.
(iii)
The adjustments provided for in this Section 8 are cumulative and shall be made successively whenever an event referred to herein shall occur.
(iv)
At least 10 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, the Corporation shall deliver to the Holder a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, the Corporation shall promptly, after the adjustment is determinable, deliver to the Holder a certificate providing the computation of the adjustment.
(v)
On the happening of each and every such event set out in this Section 8, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.
(vi)
In the event of any dispute arising with respect to the adjustments provided in this Section 8, such dispute will, absent manifest error, be conclusively resolved by a firm of chartered professional accountants appointed by the Corporation, acting reasonably (and acceptable to the Holder, acting reasonably).
(vii)
No adjustment in the number of Common Shares which may be purchased upon exercise of this Warrant or in the Exercise Price shall be made pursuant to this Warrant Certificate if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised this Warrant for Common Shares prior to the effective date or record date of such event.
(viii)
As a condition precedent to the taking of any action which would require any adjustment pursuant to this Section 8, the Corporation will take any corporate action which may, in the opinion of counsel, be necessary in order that the securities to which the Holder is entitled on the exercise of this Warrant shall be available for such purpose and that such securities may be validly and legally issued as fully paid and non-assessable securities.
(ix)
In any case in which this Section 8 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of this Warrant after such record date and before the occurrence of such event, the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after such exercise.
(x)
Any adjustment pursuant to this Section 8 is subject to the prior approval, if required, of any stock exchange or regulatory authority having jurisdiction over the Corporation. If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of any other stock exchange or regulatory authority having jurisdiction over the Corporation, execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may reasonably determine to be equitable in the circumstances, acting in good faith provided that, no such action shall be taken unless and until the Holder has been provided with notice of such proposed action and the consequences thereof. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.
9.
Restrictions on Transfer. Subject to the terms hereof and the terms set forth in the Transfer Form attached as Schedule B hereto, this Warrant may be transferred, in whole or in part, at any time prior to the Expiry Date. No transfer of this Warrant shall be effective unless accompanied by a duly executed Transfer Form substantially in the form attached as Schedule B hereto. Notwithstanding anything to the contrary herein, in any Subscription Form or Transfer Form, or in any legend hereon or on any certificate, DRS Advice or other electronic book entry evidencing Common Shares issued on exercise hereof, the Corporation shall not, and shall cause its Transfer Agent not to, require an opinion of counsel to be delivered by the Holder or a Designated Person or its transferee in the case of any transfer of this Warrant or such Common Shares by the Holder or a Designated Person to its “affiliate” (as defined in Regulation D promulgated under the U.S. Securities Act), provided that such affiliate is an “accredited investor” (as defined in Regulation D promulgated under the U.S. Securities Act).
10.
Legend. Any certificate, DRS Advice or other electronic book entry representing Common Shares issued upon the exercise of this Warrant prior to the date which is four months and one day after the date hereof will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [●]6.”

provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate, DRS Advice or other electronic book entry representing such Common Shares bearing the above legends may be exchanged for a certificate, DRS Advice or other electronic book entry bearing no such legends.

Each certificate, DRS Advice or other electronic book entry representing the Common Shares originally issued to or for the account or benefit of a U.S. Person or a person in the United States may bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

“DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTION ON STOCK EXCHANGES IN CANADA.”

11.
Mutilated or Missing Warrant Certificates. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, acting reasonably, or, in the case of any such mutilation, upon surrender of this Warrant Certificate, the Corporation will issue to the Holder a new certificate of like tenor in respect of this Warrant. The applicant for the issue of a new Warrant Certificate pursuant to this Section shall bear the reasonable cost of the issue thereof.
12.
Notice. Any notice or other communication (a “Notice”) to be delivered to the Holder hereunder shall be given in writing and delivered to the Holder by email, courier or registered mail to the address of the Holder set forth in the applicable securities register of the Corporation. Each Notice shall be emailed or personally delivered to the addressee and: (a) a Notice which is delivered by courier or registered mail shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (b) a Notice which is sent by email shall be deemed to be given and received on the first Business Day following the day on which it is sent, provided that the sender has evidence of a successful transmission, such as an email confirmation.

6 Insert the date that is four months and one day after the issue date.

13.
Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The Corporation hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.
14.
Severability. If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and (a) the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed and (b) the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.
15.
Headings. The headings of the sections, subsections, paragraphs, subparagraphs and clauses of this Warrant Certificate have been inserted for convenience of reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.
16.
Binding Effect. This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors (including successors by reason of amalgamation) and permitted assigns.

[The rest of this page is intentionally left blank.]

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer, and this Warrant Certificate to be dated the ____ day of _____________, ______.

ENGENE HOLDINGS INC.
By:
Name: Title:

SCHEDULE A

ENGENE HOLDINGS INC.

Subscription Form

(to be signed only upon exercise of all or any portion of this Warrant represented by this Warrant Certificate)

The undersigned hereby exercises this Warrant represented by this Warrant Certificate included herewith as set forth below:

(i)
Number of Common Shares in respect of which this Warrant is exercised
(ii)
Exercise Price:
(iii)
Aggregate Exercise Price [(ii) multiplied by (iii)]: $
(iv)
Form of Subscription:
(1)
Direct Registration System Advices (“DRS”)
(2)
Physical Share Certificate
(3)
Through the non-certificated inventory system of The Depository Trust Company in accordance with the instructions set forth in SECTION B below
(v)
Method of Exercise:
(1)
Cash exercise pursuant to Section 4(a)
(2)
Net exercise pursuant to Section 4(b)

The Corporation is instructed to issue such Common Shares as follows and to deliver the same to the address indicated.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A.  The undersigned (i) at the time of exercise of this Warrant is not in the United States of America, its territories or possessions, any state of the United States or the District of Columbia (the “United States”) and is not exercising this Warrant on behalf or for the account of a person in the United States; (ii) is not a “U.S. person” (a “U.S. Person”), as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising this Warrant for the account or benefit of a U.S. Person; and (iii) did not execute or deliver this Subscription Form in the United States.

B.  The undersigned (i) purchased this Warrant directly from the Corporation pursuant to a written subscription agreement for the purchase of Warrant; (ii) is exercising this Warrant solely for its own account, or for the account of the original beneficial owner, if any; and (iii) each of it and any beneficial owner was an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act both on the date this Warrant were issued by the Corporation and on the date of exercise of this Warrant.

C.  The undersigned has delivered an opinion of counsel in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares.

Note: The undersigned understands that unless Box A above is checked, the certificate, DRS or electronic book entry representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates, DRS or electronic book entry representing Common Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked.

Note: If Box C is checked, any opinion tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel in connection with the exercise of this Warrant should contact the Corporation in advance to determine whether any opinions to be tendered will be acceptable to the Corporation.

Name of Registered Holder

Street and Number	City and Province/State

Signature

Date

Name & Office of Signatory

SECTION B:

The undersigned hereby directs that the said Common Shares be issued and delivered through the non-certificated inventory system of The Depository Trust Company as follows:

Broker Contact Name:
Broker Contact Phone:
Broker Contact Email:

Registration details:

Name and Address of Beneficial Holder:
Number of Common Shares to be Issued for Warrant Exercised
Beneficial Holder/Deposit ID#:
Broker Name:
Broker Account Number:
Broker CUID:

DATED this day of , 20___.

Per:____________________________________

SCHEDULE B

Transfer Form

TRANSFER FORM

For value received, the undersigned hereby sells, transfers and assigns unto __________________________________________________________________

(please print name of transferee)

of _________________________________

_________________________________

_________________________________

(please print address of transferee)

__________________ of this Warrant represented by the within certificate.

DATED this _____ day of _________________, 20___.

NOTICE: THE SIGNATURE TO THIS TRANSFER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER

This Warrant shall only be transferable in accordance with applicable laws and the resale of this Warrant and Common Shares issuable upon exercise of this Warrant may be subject to restrictions under such laws.

SCHEDULE C

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

TO: EnGene Holdings Inc. (the “Corporation”)

TO: Registrar and transfer agent for the applicable securities of the Corporation

The undersigned (A) acknowledges that the sale of the ________________ of the Corporation to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not an “affiliate” of the Corporation (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or a “designated offshore securities market” as defined in Regulation S and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _______________, 20____.

X
Signature of individual (if Holder is an individual)

X
Authorized signatory (if Holder is not an individual)
Name of Holder (please print)
Name of authorized signatory (please print)
Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to the sale, for such Seller’s account, of the _________________ represented by certificate number ______________ of the Corporation described therein, and we hereby affirm that, to the best of our knowledge and belief, the facts set forth therein are full, true and correct.

Name of Firm

By:
Authorized Officer

Dated: